UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2022

U.S. ENERGY CORP.

(Exact name of registrant as specified in its charter)

Wyoming	000-06814	83-0205516
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1616 S. Voss, Suite 725, Houston, Texas	77057
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 993-3200

675 Bering Dr., Suite 390, Houston, Texas 77057
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.01 par value	USEG	The NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 29, 2022, U.S. Energy Corp. (“U.S. Energy”, “we”, “us” or the “Company”), entered into a Purchase and Sale Agreement (the “PSA”) with ETXENERGY, LLC (the “Seller”).

Pursuant to the PSA, we agreed to acquire all of the Seller’s rights to, and interest in, certain operated producing properties totaling approximately 16,600 net acres, located in Henderson and Anderson Counties, Texas, adjacent to the Company’s existing assets in the area. The acquisition will also include certain wells, pipelines, contracts, technical data, records, personal property and hydrocarbons associated with the Properties, including two pipeline gathering systems and related infrastructure (collectively with the oil and gas properties to be acquired, the “Acquired Assets”).

The initial base purchase price for the Acquired Assets is $11.8 million in cash. The initial base price purchase price is also subject to customary working capital and other adjustments as set forth in the PSA. A total of $590,000 (five percent (5%) of the purchase price) was paid by the Company as a deposit towards the purchase price at the time of the entry into the PSA. In the event that we willfully terminate the agreement or determine not to move forward with such transaction, we agreed to forfeit the deposit to the Seller.

The PSA contained customary representations and warranties of the parties.

The transaction contemplated by the PSA is expected to close in July 2022 (with an effective date of June 1, 2022), subject to certain customary termination rights by either party thereto (including in the event the closing has not occurred by July 29, 2022) and satisfaction of customary closing conditions, including the accuracy of the representations and warranties of the parties at Closing, subject, in certain instances, to certain materiality and other thresholds, the performance by the parties of their obligations and covenants under the PSA, the delivery of certain documentation by the parties, the absence of any injunction or other legal prohibitions preventing consummation of the acquisition, and that any title defects, remediation amounts and casualty losses not exceed 15% of the aggregate purchase price.

The conditions to the closing of the PSA may not be met, and such closing may not ultimately occur on the terms set forth in the PSA, if at all.

The Company plans to finance the transaction with cash on hand and borrowings under its existing credit facility with Firstbank Southwest (“Firstbank”) as administrative agent for one or more lenders (the “Lenders”), the terms of which are described in greater detail in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on January 10, 2022, provided that the Company has not received any formal approval for such additional borrowings from Firstbank and such funding may ultimately not be available under the terms of our credit agreement, if at all.

The Company’s assessment of the Acquired Assets to date has been limited, and even by the time of closing, it will not reveal all existing or potential problems, nor will it permit the Company to become familiar enough with the properties to assess fully their capabilities and deficiencies. The Company may not have recourse for liabilities and other problems associated with the Acquired Assets that the Company does not discover prior to the expiration date related to such matters under the PSA.

The PSA contains representations and warranties by the Company and the Seller as of specific dates. The representations and warranties reflect negotiations between the parties to the PSA and are not intended as statements of fact to be relied upon by the Company’s shareholders; in certain cases, the representations and warranties merely represent allocation decisions among the parties; may have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the PSA, which disclosures are not reflected in the PSA itself; may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may be viewed as material by shareholders. As such, the representations and warranties are solely for the benefit of the parties to the agreement. The representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, may change after the date of the PSA.

The PSA also includes customary indemnification obligations of the parties, subject to certain limitations and deductibles.

The foregoing summary description of the PSA does not purport to be complete and is qualified in its entirety by reference to the full text of the PSA, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 1.01.

Item 7.01 Regulation FD Disclosure.

On June 30, 2022, the Company published a press release disclosing the entry into the PSA. A copy of the press release is included herewith as Exhibit 99.1 and the information in the press release is incorporated by reference into this Item 7.01.

The information responsive to Item 7.01 of this Form 8-K and Exhibit 99.1 attached, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as expressly set forth by specific reference in such a filing. The furnishing of this Report is not intended to constitute a determination by the Company that the information is material or that the dissemination of the information is required by Regulation FD.

Item 8.01 Other Events.

On June 27, 2022, the Company moved its principal executive offices to 1616 S. Voss, Suite 725, Houston, Texas 77057. The Company’s phone number remains (303) 993-3200.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1*#	Purchase and Sale Agreement dated June 29, 2020, by and among U.S. Energy Corp, as Buyer, and ETXENERGY, LLC, as Seller.
99.1**	Press Release dated June 30, 2022
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

* Filed herewith.

** Furnished herewith.

# Certain schedules, exhibits, annexes, and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however, that U.S. Energy Corp. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. ENERGY CORP.

By:	/s/ Ryan Smith
Ryan Smith
Chief Executive Officer

Dated:	June 30, 2022